 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2012

HANGOVER JOE’S HOLDING CORPORATION
 (Name of registrant as specified in its charter)

Colorado	000-525-33	20-8097439
State of Incorporation	Commission File Number	IRS Employer No.

9457 S. University Blvd #349
Highlands Ranch, CO 80126
 (Address of principal executive offices)

303-872-5939
Telephone number, including
Area code

Not Applicable
 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE:

As previously reported under Item 2.01 of the Current Report on Form 8-K, dated July 24, 2012 and filed by Accredited Members Holding Corporation (“AMHC”) on July 30, 2012 (the “Original 8-K”) AMHC and Hangover Joe’s Inc. (“HOJ”) closed the Acquisition, and the Company’s wholly owned subsidiary, AMHC Merger Corp., was merged with and into HOJ.  The Original 8-K also reported the sale of certain assets and liabilities of three subsidiaries of AMHC. The Original 8-K incorporated by reference the Audited Financial Statements of HOJ for the year ended December 31, 2011 and the Unaudited Interim Financial Statements for the three months ended March 31, 2012.

The unaudited pro forma condensed balance sheet as of June 30, 2012 and the unaudited pro forma condensed statements of operations for the six months ended June 30, 2012 and 2011 to reflect the Acquisition of HOJ and sale of subsidiaries were included within the footnote disclosures to the June 30, 2012 interim financial statements included in Form 10-Q for the quarter ended June 30, 2012 (filed August 14, 2012).

This Amendment to the Original 8-K (“Amendment No. 1”) amends Item 9.01(a) of the Original 8-K and is being filed solely to provide: (i) the historical unaudited interim financial statements of Hangover Joe’s Inc. as of June 30, 2012, and for the three and six months ended June 30, 2012 and 2011under Item 9.01(a).

Item 9.01 - Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The Unaudited Interim Financial Statements of Hangover Joe’s Inc. for three and six months ended June 30, 2012 and 2011 are filed as Exhibit 99.1 to this Form 8-K/A, and are incorporated herein by reference.

(d) Exhibits:

99.1	Hangover Joe’s, Inc. Unaudited Interim Financial Statements as of and for the three and six months ended June 30, 2012 and 2011, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 28th day of February 2013.

Hangover Joe’s Holding Corporation

By:	/s/ Michael Jaynes
Michael Jaynes, President and CEO